As filed with the Securities and Exchange Commission on July 31, 2012

Registration No. 333-179780

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

DENDREON CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3203193
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1301 2ND AVENUE, SUITE 3200 SEATTLE, WASHINGTON	98101
(Address of Principal Executive Offices)	(Zip Code)

2012 Equity Incentive Inducement Award Plan

(Full Title of the Plan)

Christine Mikail

Executive Vice President, Corporate Development,

General Counsel and Secretary

Dendreon Corporation

1301 2nd Avenue, Suite 3200

Seattle, Washington 98101

(Name and Address of Agent For Service)

(206) 256-4545

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Graham Robinson, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02140

(617) 526-6000

This Post-Effective Amendment No. 1 to Form S-8 relates to the Registration Statement on Form S-8, Registration No. 333-179780 (the “Registration Statement”), filed by Dendreon Corporation (the “Company”) effective February 29, 2012. The Registration Statement registered 3,000,000 shares of Common Stock, par value $0.001 per share, of the Company (the “Shares”), which were to be offered and sold pursuant to the Dendreon Corporation 2012 Equity Incentive Inducement Award Plan (the “Plan”). The Plan has been terminated effective July 31, 2012. In accordance with the undertaking made by the Company in paragraph (a)(3) of item 9 of the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering pursuant to the Plan, the Company hereby removes from registration all of the Shares that remain unissued under the Plan as of July 31, 2012.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 31st day of July, 2012.

DENDREON CORPORATION

By:	/s/ Gregory T. Schiffman
Gregory T. Schiffman
Executive Vice President and Chief Financial Officer